Exhibit 10.33

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LEASE CONTRACT

We, GUILLERMO MASIS DIAVIASI, of legal age, married once, Graduate of Economic Science, bearer of identity card number 3-056-8773, domiciled in San José in San Rafael de Escazú, Urbanización Trejos Montealegre, in my capacity as President with powers of general representative without limitation of amount, pursuant to article one thousand two hundred fifty-three of the Civil Code of the company named MULTIFONDOS DE COSTA RICA SOCIEDAD ANONIMA, SOCIEDAD DE FONDOS DE INVERSIÓN, an entity domiciled in San José, in Guachipelín de Escazú, Grupo Roble, Edificio Los Balcones, second floor, legal entity card number 3-101-190130, a personality valid and visible in the Commercial Section of the National Register, volumes nine hundred sixty and one thousand two hundred thirty-one, folios ninety-six and ninety-four, entries one hundred sixty-four and one hundred forty-four, respectively, company that administers the fund named FONDO DE INVERSION INMOBILIARIO MULTIFONDOS I, legal entity card number three one hundred ten three hundred thirty-seven thousand three hundred four, pursuant to article sixty-one et seq. of Law number seven thousand seven hundred thirty-two, law regulating the securities market, hereinafter for the purposes of this contract THE OWNER, and CARLOS FRANCISCO CAMACHO GONZÁLEZ, of legal age, married once, a lawyer, domiciled in San José, bearer of identity card number 1-830-937, with Special Power of Attorney and sufficient powers for this act from the company named CONCEPTUS COSTA RICA SOCIEDAD DE RESPONSABILIDAD LIMITADA, legal entity card number 3-102-660480, domiciled in San José, Santa Ana, Centro Empresarial Fórum, Building C, Office one C one, hereinafter and for all the purposes of this Contract named THE TENANT; we agree to sign this Lease Contract, which will be governed by the General Law of Urban and Suburban Leases number 7527 of July 10, 1995, and its possible amendments, (hereinafter “Law 7527”), and in addition by the following clauses and stipulations:

1. DEFINITIONS.

For the purposes of this contract, the following items are defined and will be used as follows:

a. Lease Contract:	This contract.
b. Leased Area:	The property concerned by the lease contract.
c. Security Deposit:	The deposit described and posted under clause 6 of this contract.
d. THE OWNER:	Fondo de Inversion Inmobiliario Multifondos I.
e. THE TENANT:	Conceptus Costa Rica SRL.
f. Dollars:	Legal Tender of the United States of America.
g. The Law:	General Law of Urban and Suburban Leases number 7527.

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2. PURPOSE.

THE OWNER leases to THE TENANT the property recorded in the National Register, Entry of Heredia, real folio number 4-121345-000, which is located in the district of Ulloa, canton of Heredia of said province, whose registered plan is number H-994754-05, Building 1B, with a total area of 1435 m2. The following improvements are built in said property:

•	Reinforced concrete floor (the joints will not be repaired)

•	Prestressed concrete beams

•	Enclosure walls of prestressed concrete

•	Lighting with existing lamps

•	Bathroom facilities (existing)

•	Loading and unloading area with space for one container

•	Rolling door existing in the loading area

•	Without Air Conditioning

•	Basic electric connection

•	1 Transformer Bank of 208-120 V Three-phase, 300 Kva

•	Loading center with main breaker of 750 amps

•	Access to telephony services

•	5 parking spaces in front of the building

THE TENANT will be responsible for:

•	Internal voice and data networks

•	Internal electric network (in order to provide energy to the equipment)

•	Internal telephone lines

•	Internet connections

•	Fiber optic wiring

•	Alarm and security of the property

•	Billing for services (electricity, water, telecommunications and others)

•	Air Conditioning Installation (if required)

•	Installation of suspended ceiling, renovation of the bathrooms and any other improvement or redistribution in the building (if required)

THE TENANT receives the leased premises in perfect use, preservation and operation condition, both structurally and mechanically, as well as with all basic services at its disposal, all of which is detailed and accepted by THE TENANT, as appears from the Delivery Minutes of the Property and its Improvements, document which, duly signed by both contracting parties, is an integral part of this contract and is identified for all legal purposes as Annex I.

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3. INTENDED USE.

THE TENANT will use the leased area only and exclusively to establish and operate therein an industrial activity of manufacture of medical devices.

The limitations to use established in the Law are applicable, so that THE TENANT may not give to the leased area a use other than that established in this lease contract. For these purposes, it will require the prior express written consent of THE OWNER.

THE OWNER reserves the right to grant or not said consent or grant it subject to conditions, without having to explain the motives or reasons on which its decision is based.

4. TERM.

The term of the lease is seven (7) years from the signing date of this lease contract. Said term may be expended before its expiration only by express written consent of the parties, but not by legal provision automatically, practically or according to custom.

The parties agree that there will be a period, from the signing of this contract to the effective delivery of the property, of approximately three months, during which THE TENANT will not enter in possession of the property, and THE OWNER will make repairs in the roof of the leased area. During this period, the price of the rent will not be collected and the term of the lease will be counted, even though, in a sign of good faith, THE TENANT will pay for the first month lease and the security deposit described in clauses five and six of this contract will be maintained. This period will end with the signing of the delivery minutes of the property and its improvements, which will be included as Annex I in this contract.

Notwithstanding the above, THE OWNER undertakes to allow THE TENANT to start making construction in the Leased Area, after coordination with THE OWNER, to adapt the property to its production needs. THE TENANT, in turn, exempts THE OWNER from liability for any damage that may be caused to the construction made by THE TENANT during this period. In the event that one of the contractors causes damage to the arrangements made by THE OWNER, THE TENANT will be liable to repair such damage.

THE TENANT expressly waives the unilateral early termination established in Article 72 of Law 7527; consequently, the sanctions in clause 15 of this contract will apply.

5. PRICE AND PAYMENT TERMS.

i. The price of the lease corresponds to the amount of SEVEN THOUSAND FIVE HUNDRED THIRTY-THREE DOLLARS AND SEVENTY-FIVE CENTS (US$7,533.75), which will be paid and required monthly in advance. The first payment will take place on the signing date of this contract, and since the Leased Area will be delivered later,

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the payment will correspond to the first month from the signing date of the Delivery Minutes of the Property and its Improvements. The following payments will take place during the first seven (7) calendar days of each month, during the term of this contract and any subsequent extension or renewal thereof, without prejudice to the stipulations of article fifty-eight of the Law concerning legal tolerance.

ii. THE TENANT undertakes to pay the rent to THE OWNER by deposit in the checking account in dollars indicated by THE OWNER, or at the administrative offices of ZONA FRANCA METROPOLITANA S.A., located at Barreal de Heredia, three hundred meters to the east of CENADA, at any other address that THE OWNER indicates previously and in writing. It is the obligation of THE TENANT to make the payments according to the mechanism established by THE OWNER according to the previous paragraph, and said mechanisms prevail over any policy for handling providers of THE TENANT.

iii. The rent will be paid by THE TENANT in dollars, or in the equivalent thereof in colones, at the reference selling rate of exchange of the Central Bank of Costa Rica, on the date of payment. If the payment of the rent is made by check and the bank on which it is drawn rejects it, either for lack of funds, different signature, account closed or any other cause not imputable to THE OWNER, the receipt issued by THE OWNER as proof of payment will be automatically cancelled, in which case THE OWNER may take the actions established by Law.

iv. All payments of rent not made during five calendar days following the date they should have been made will be subject to a late interest rate of three percent (3%) monthly in dollars on the outstanding balance, from the date the payment had to be made to the actual moment of its total payment. The latter is without prejudice to any other legal means for delay in payment that may be legally taken by THE OWNER.

v. THE TENANT hereby undertakes to pay the rent completely, totally and without any deduction, so that THE OWNER will always receive the full amount corresponding to it under this contract. In addition, it undertakes to make the payments on the due date, without any tolerance term in favor of THE TENANT, since it is its obligation to pay on time. Thus, any delay on the payment date will give right to THE OWNER to sue for eviction, without prejudice to the other applicable legal actions.

vi. The parties establish for all applicable legal purposes that the price of the rent established is “NET,” so that if, in the future, the amount of the rent is affected by any tax, dues, charge or rate, or act of authority, such as but without limitation exclusively to sales tax, said price will be increased proportionately so that THE OWNER would receive as rent the net monthly price established in this contract.

vii. The parties agree that the obligation to pay the Rent, according to the terms of this Contract, does not depend on compliance with the terms and conditions of any present and future sublease that may be authorized pursuant to clause thirteen of this contract.

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viii. The rent will be increased annually by three point five (3.5%) percent, which percentage will be calculated based on the price paid in the month immediately prior to the anniversary of each year, counted from the date of signing of the Delivery Minutes of the Property and its Improvements.

6. PERFORMANCE GUARANTEE OR SECURITY DEPOSIT.

As performance guarantee of the obligations of this contract, THE TENANT must maintain a Security Deposit equivalent to three (3) months of rent, i.e. for the amount of twenty-two thousand six hundred one dollars and twenty-five cents (US$22,601.25), amount maintained by THE OWNER in custody and available immediately.

Said deposit will be updated proportionately to the annual increases established of the rent price, so that always the principal of the Security Deposit would represent three (3) months of the current rent price.

The amount deposited as security will not produce any interest in favor of THE TENANT.

It is understood that the purpose of the Security Deposit is to guarantee THE OWNER by the possible use of this money to answer for any type of damage imputable to THE TENANT produced in the leased area, as well as in any other event that implies monetary liabilities for THE TENANT in favor of THE OWNER, originating from this contract.

In the event of damage in the leased area in excess of the amount of said Security Deposit, THE TENANT must cover the difference from its own money. The Security Deposit may also be used at the discretion of THE OWNER to pay the indemnities or penalties for early termination, as established by mutual agreement in clause fifteen of this contract. Any deduction made from the Security Deposit must be communicated to THE TENANT in advance and the proof of expense must be supplied.

THE OWNER may apply the Security Deposit directly without requiring authorization from THE TENANT.

THE OWNER reserves in all cases the right to charge the payments, so that the existence of the deposit or the charging of payments against it will not impair the action of eviction for lack of timely payment of the price of the lease, nor any court action or collection or execution or additional guarantees by THE OWNER against THE TENANT.

In the event that THE OWNER chooses to apply the deposit, totally or partially, in order to

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cover any of the items guaranteed by it, THE TENANT is obligated to replenish or complete it within eight calendar days immediately following the date of receipt of the request in this sense, made by THE OWNER, so that the deposit would always be maintained in the total amount originally agreed upon, as long as this lease contract remains in force.

Noncompliance with its replenishment within the established term will give THE OWNER the right to deduct from the amount delivered as payment of the rent of the following month the necessary amount to replenish or complete the deposit until reaching the agreed amount, in which case the price of the lease corresponding to that month will be pending payment.

The Security Deposit constituted must be maintained in said condition throughout the validity term of this lease contract, its possible extensions or as long as there are balances pending payment originating from it in favor of THE OWNER.

If THE OWNER does not use the Security Deposit or part thereof as indicated in the cases described, then THE OWNER will be obligated to return its total amount or the remainder within thirty calendar days following the expiration of the term of this lease contract, established in clause 4, provided that the area is returned in the condition in which it is delivered and the bills for telephone, water and electricity of the last month during which THE OWNER [sic] occupied the Leased Area are paid.

7. REFURBISHING AND IMPROVEMENTS.

Improvement will mean any substantial modification of the Leased Area that perfects, strengthens, reinforces or increases its value.

Any refurbishing or improvement in the Leased Area must have the express, prior and written authorization of THE OWNER, who reserves the right to grant or not said authorization, which will not be denied without justification. THE OWNER undertakes to deliver a written answer within a term not exceeding fifteen days after its presentation.

At the expiration of this contract, such improvements or refurbishing will remain for the benefit of the Leased Area, without THE OWNER paying any amount to THE TENANT for this reason.

Everything that, in order to be removed, leaves a trace will be understood as adhered to the leased area or the equipment, among other possible cases: dividing walls, doors, elevators, carpets, chairs, equipment, floors, additional air conditioning systems, electric plants and facades, which may remain in the Leased Area for the benefit of THE OWNER.

If the improvements are removed by THE TENANT, it undertakes to repair at its own expense the damage caused by such removal to the Leased Area, so that it remains in

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the same manner in which it was before introducing said improvement, and the lease contract will be maintained valid in all its aspects during the time required to make such repairs. In this case, the date of actual removal from the Leased Area will be considered that when said repairs are completed at the satisfaction of THE OWNER.

THE OWNER will have full right to appoint inspectors to supervise the performance of the improvements or refurbishing and will be required to stop them in the event of finding that they are not in accordance with the terms of their approval.

Any improvement authorized by THE OWNER will be paid by THE TENANT, who must process the obtaining and payment of all the necessary permits from the competent authorities for their execution.

8. MAINTENANCE AND REPAIR OF DAMAGE.

I. Maintenance and repair of damage at the expense of THE OWNER:

It will be at the expense of THE OWNER, but subject to the limitations indicated, to repair the damage of the following parts of the property: a) the main structure, understood as the series of foundations, columns, beams, walls and roofs that make up the structural unit without finishings (unfinished); b) masonry walls and c) repair of drinking water pipes; cleaning of water pipes, operation of the sewer systems, drainage of the streets and storm drains, maintenance of the streets and parking spaces. Not included are the internal and external finishings, inter alia: ceramics, tiles, bathroom accessories, pipes of any type installed by THE TENANT, paint, glass, doors, lamps, walkways, corridors, handrails, electrical accessories, antennas of any type, lightning rods and internal divisions.

In spite of the above, if the damage to the leased area described in paragraphs a and b above are caused by the negligence, fraud or omission of THE TENANT, its employees, agents, guests, contractors or by the noncompliance of THE TENANT with the obligations contracted in this Lease Contract, these repairs will be at the exclusive expense of THE TENANT.

THE OWNER will not be obligated in any case to repair the damage in the Leased Area occurring due to:

(i)	any alteration, modification or improvement made by or for THE TENANT, or the special equipment or systems installed by or for THE TENANT,

(ii)	the installation, use and operation of assets, installations and equipment belonging to THE TENANT,

(iii)	transfer of assets owned by THE TENANT in or out of the installations,

(iv)	use or occupancy by THE TENANT of the installations in violation of the provisions of this Lease Contract,

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(v)	the damage produced by the omission of THE TENANT to make the repairs it promised in this contract or those that it must make according to the law.

THE OWNER will not be obligated to make repairs before a reasonable term (not longer than thirty days to start, but if permits and authorizations are required, this term will be extended until the permits and authorizations are obtained or can reasonably be obtained) after receiving written notice of THE TENANT on the need for such repairs; except in the event of emergencies, in which case THE OWNER will start the repairs after receiving the written notice of THE TENANT.

There will be no reduction of the price of the rent during the performance of the repair work, except if THE TENANT cannot use the property or part thereof to operate its business, in which case THE TENANT will have the right to a reduction of the price of the rent proportional to the absence of use of the property. THE OWNER and THE TENANT declare and agree that THE TENANT will act in good faith and will try to mitigate the interference or interruption of its business operations, using other parts of the property that are not affected by the works done by THE OWNER.

THE OWNER will not be responsible to THE TENANT for injuries to persons or damage to property arising from any defect of construction or state of the property, except in the event of negligence of THE OWNER in filing the complaints to determine the corresponding liabilities.

Except for agreement to the contrary and as indicated above, THE TENANT waives its right to claim from THE OWNER any improvement in the premises, be it arising from any applicable law, regulation, directive, order or current or future regulation in connection with the accessibility, safety or operation of the company.

II. Maintenance and repair of damage at the expense of THE TENANT:

THE TENANT must maintain the leased area and cover the costs required by this maintenance, the parties understanding by maintenance the performance of all work necessary for the internal and external preservation of the leased area in good condition, order and cleanliness, including but not limited to: replacement of electrical implements, equipment, bathroom furniture, internal and external paint, preventive maintenance of the air conditioning system, except as indicated in the previous paragraph, taps, bathroom parts, additional pipe systems, lighting, mechanical and electrical, water pumps and systems for supply of hot water, ceilings, electric plants, doors, windows, glass, walls, chairs, elevators, floor coverings, excluding the integral structure of the floors, ramps, gardens, drainage, roof support, conduits, parking spaces, signals and wire netting, as well as the aspects related to electricity, water, telephone.

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THE OWNER will not be responsible for or as a result of any injury, damage or loss caused to representatives, directors, officers, employees and affiliates, including without limitation consultants, advisors or contractors, hereinafter jointly “the representatives” of THE TENANT, THE OWNER or the public at large, for the execution of the “Plan of Maintenance and Improvements” at the expense of THE TENANT referred to in the previous paragraph.

THE TENANT must contract all preventive and corrective maintenance services referred to in this contract with contractors that must be approved by THE OWNER.

The obligations of THE TENANT include the obligation to place warning notices for the users of the parking spaces that are clearly visible to the public; indicating clearly that neither THE OWNER of the leased area nor THE TENANT take responsibility for damage, theft and any other incident that may be suffered by the vehicles, the persons or their goods when they enter such parking spaces which, in addition, are free of charge.

In addition to the damage referred to in clause six above, THE TENANT will assume the cost of the repair of the damage occurring due to the abnormal use of the leased premises and the infrastructure of the park where said property is located (streets, sidewalks, cables, posts, parking spaces, inter alia). Equally, THE TENANT will assume the cost of the repairs of the damage committed in the leased property and in the infrastructure of the park where the property is located (streets, sidewalks, cables, posts, parking spaces, inter alia) and which was caused by its executives, employees, workers, students, sublessees, providers or guests.

The leased area must be returned to THE OWNER in the same condition of use, conservation, cleanliness and operation in which it was delivered to THE TENANT, except for the wear and tear or deterioration due only and exclusively to the lapse of time and its normal use. If, at the time of vacating the leased area, there is damage imputable to THE TENANT as established above, the latter must, in addition, pay the cost of its repair and also the monthly rent applicable during the time required to make such repairs. In this case, and for all legal purposes, the date of actual vacation of the leased area will be the date of completion of said repairs to the satisfaction of THE OWNER.

THE TENANT promises in this act not to make or permit alterations in the property, nor to place signs in the premises visible from the outside, without obtaining the prior written authorization of THE OWNER.

9. PAYMENT FOR SERVICES AND OTHERS.

The preparation of the leased area for the agreed use will be at the expense of THE

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TENANT. Equally, it will pay for the services of electricity, gas, water, telephone and any other service to be installed or used, including security services of any nature that will operate in the leased premises, its parking spaces or surrounding areas. Any installation of external luminous signs will have to be previously authorized by THE OWNER, as well as obtaining the permits from the corresponding authorities and the respective costs will be paid exclusively by THE TENANT. THE OWNER undertakes to facilitate all the necessary information and documentation, and sign all the documentation required by THE TENANT in order to obtain said services and/or permits.

10. INSPECTIONS.

THE OWNER reserves the right to inspect the leased area through its agents or representatives once a month, at the time it deems appropriate, provided it is during business days and hours for THE TENANT, except in emergencies, in which case all days and hours will be open for business. This inspection may be made only when THE OWNER does not violate the safety protocols and does not interfere with the operations of THE TENANT.

Both the monthly inspection and the emergency inspection will take place in the presence of a member of the personnel of THE TENANT, except in emergency cases, where the life or assets of said parties or THE OWNER are at risk and no member of the personnel of THE TENANT can be found in the leased premises. The inspections will follow the provisions of article 51 of the Law.

11. TAXES, DUES AND AUTHORIZATIONS.

The payment of territorial taxes and municipal dues on the leased area will be the obligation of THE OWNER.

THE TENANT must obtain and maintain valid all the permits required for the operation of the company, and pay all taxes, dues, authorizations, fees and operating permits, inter alia, required by the commercial or industrial activity arising from the intended use established in clause three of this contract, as well as compliance with all legal rules, technical and safety provisions, including preventive ones in the event of fire, related to the commercial or industrial activity authorized in said clause three.

12. INSURANCE ON THE LEASED AREA.

THE TENANT will keep valid throughout the term of the Contract and its possible extensions, all the policies required by the performance and operation of the commercial or industrial activity arising from the intended use established in this contract, including an insurance policy against any risk that covers the assets owned by it located within the leased area and the civil liability policy covering any injury, damage or loss incurred by any person in the property.

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In turn, THE OWNER will maintain an insurance policy against all risk without coinsurance, including coverage against tremor, earthquake, fire and any other damage produced by nature to protect the leased area. Said policy will be issued by Instituto Nacional de Seguros [National Insurance Institute] and other insurer entities permitted by Law, indicating as beneficiary of a possible indemnity THE OWNER, and covering the entire construction value of the existing buildings, which value must be updated annually.

All insurance policies must be kept updated for the entire term of the lease and proven to THE OWNER their renewal on each expiration date, by presentation of the corresponding receipts and adjusting them periodically to the requirements of Instituto Nacional de Seguros or other insurance entities permitted by Law to minimize the risks. Neither THE OWNER nor THE TENANT will cover the deductibles of their counterparty in the event of losses.

13. RISK.

THE TENANT hereby expressly assumes all liability for, or resulting from, any injury, damage or loss produced in the leased area and its parking spaces, except for causes directly attributable to THE OWNER.

14. LIMITATIONS TO THE RIGHTS OF THE PARTIES.

THE TENANT may not sublease, sell, assign or transfer under any status the lease right granted to it by this contract, except to subsidiaries, branches, affiliates, those that belong to the same corporate group or those that have strategic alliances with THE TENANT, after receiving written authorization from THE OWNER, for which purpose it must prove the existing relationship by notarial certification of the shareholding distribution of THE COMPANY or other appropriate means, to the satisfaction of THE OWNER, which reserves the right to grant or not said authorization or grant it subject to conditions, without obligation to explain the motives or reasons on which it bases its decision. Under no circumstances can it sublease, implying disposal in this manner of fifty percent or more of the leased area. Any act or contract not in accordance with the above provisions will be absolutely null and unenforceable against THE OWNER.

This contract does not give lease premium to THE TENANT, which right is fully reserved for THE OWNER, and THE TENANT may not consider as part of the lease premium of its establishment any right arising from this

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contract. Consequently, at the end of this contract, it will also not have any action against THE OWNER in order to claim said rights or any similar one, for the exploitation of mercantile, commercial or industrial rights.

THE TENANT may not store, in or out of the leased area, any hazardous, heavy or contaminant material, as this term is defined by any government or para-government entity or agency, be it national or international, or any other toxic, corrosive, reagent or flammable material. In any case, THE TENANT will be liable for any damage that may occur in connection with the handling of samples or chemical products by its employees or third parties within the leased area.

15. INDEMNITY FOR EARLY TERMINATION.

This contract may be cancelled before the arrival of its term or any of its extensions, without any liability for the parties, only if they so agree previously and in writing.

THE TENANT may terminate this contract before the expiration of the term, with written communication to THE OWNER ninety (90) days in advance. However, if said termination takes place before the expiration of the first year of the term of this contract, THE TENANT must pay to THE OWNER an amount equivalent to six months of rent. If it ends before the maturity of two years, THE TENANT must pay to THE OWNER an amount equivalent to four months of rent. If it ends before the maturity of three years and more, THE TENANT will lose the security deposit of the rent calculated at the value of the rent at that time.

The parties agree that, in addition to the remedies indicated herein, they may resort to any other remedy permitted by law, whereby the lack of application of any of the recourses does not mean a waiver thereof or consent to any of the causes of default. THE OWNER may use the security deposit given as performance guarantee of all the obligations assumed hereunder to partially pay for said indemnity, after liquidating the other items guaranteed by said deposit, and THE TENANT must pay the balance of the indemnity within eight days immediately following the receipt of the liquidation of said deposit sent to it by THE OWNER.

16. DEFAULT AND CANCELLATION OF THE CONTRACT.

Causes of termination of this contract are the clauses established by Law 7527 and those stipulated below in this contract:

(I)	Lack of payment by THE TENANT of any amount of money it is obligated to pay under the terms and conditions of this contract on the date it pays them.

(II)	Total or partial default by either one of the parties on any obligation, term or condition set forth in this contract or any other contract

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between THE OWNER and THE TENANT, the default on which continues for a period of ten calendar days after the default party received notice thereof, except for the payment obligations of THE TENANT, which must be complied with on the dates

(III)	Any of the clauses established in article 113 of Law 7527.

17. ADDITIONAL OBLIGATIONS OF THE TENANT.

THE TENANT undertakes to respect all the guidelines established in the regulations applicable to its business, such as but not limited to cohabitation, safety rules, as well as the rules for emergency cases, use of public areas, waste treatment, noise, use and possession of flammable and/or hazardous materials, use of the parking lot, elevators, gardens, inter alia. THE TENANT declares to know and accept all the valid terms, conditions and provisions established in the Internal Regulation of Parque Industrial Zona Franca Metropolitana, from which it receives in this act a complete photocopy, which will form an integral part of this contact, as Annex III. Noncompliance with said regulatory provisions will be sufficient reason to terminate this lease contract with liability for THE TENANT.

On the other hand, THE TENANT must deposit the garbage generated by it in the place indicated for this purpose by THE OWNER. At no time may THE TENANT store garbage outside the leased area in a place other than that indicated by THE OWNER. In the event that THE TENANT generates extraordinary garbage, it will have to manage the collection and total cleaning of the leased area.

18. LEGAL EXPENSES AND STAMPS.

The expenses for stamps of all types and legal fees will be covered exclusively by THE TENANT.

19. IMPOSSIBILITY TO WAIVE THE RIGHTS OF THE PARTIES.

The omission by either party to request strict compliance at any time with any of the pacts or agreements or exercise any option, right, power or remedy contained in this contract will never be considered an implicit waiver thereof for the future.

20. ESSENTIAL CONDITIONS IN THE EVENT OF EXTENSION.

The parties leave express record that all the above stipulations have been and are

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essential for the parties in the negotiation and formalization of this contract and of the lease relationship arising from it, so that if, for any reason or circumstance, it is extended for a determined term, all of them will be deemed equally extended and binding as long as the lease relationship exists, except if the parties expressly agree otherwise concerning such conditions.

21. CONCILIATION AND ARBITRATION.

All controversies, differences, disputes or claims that may arise from this Lease Contract, or the business and matter to which it refers, its performance, default, liquidation, interpretation or validity, will be resolved by arbitration under the law according to the regulations of the Conciliation and Arbitration Center of the Chamber of Commerce of Costa Rica, to the rules of which the parties submit voluntarily and unconditionally. The conflict will be resolved according to the substantive law of Costa Rica. The place of arbitration will be the Conciliation and Arbitration Center of the Chamber of Commerce of Costa Rica, in San José, Republic of Costa Rica. The arbitration will be held by an arbitral tribunal made up of three arbitrators. The arbitrators will be designated by the Center. The arbitration award will be rendered in writing, and will be secret, final, binding for the parties and not appealable, except for appeal for review or nullity. Once the award is rendered and firm, it will produce the effects of material res judicata and the Parties must carry it out without delay. The expenses related to arbitration and the arbitrators’ fees will be paid by the Parties in equal proportion, according to the forward procedure. The fees of the respective advisors and attorneys will be assumed by each Party.

22. MODIFICATIONS, AMENDMENTS AND REGISTRATION.

(a)	This Contract and any other related document contain all the agreements between the parties. All prior negotiations, commitments, stipulations, declarations and agreements, be they oral or written, related to the lease, are merged here, and in case of contradiction between them, the stipulations of this Contract and its annexes will prevail for all legal purposes.

(b)	This Contract must not be modified or amended in any manner, except if it is done by another written agreement, executed by the parties with the same formalities as this Contract.

(c)	Either one of the parties may register this Contract and give it a true date without need for the prior appearance or authorization of the other party, the interested party paying the expenses of such document.

22. ESTIMATE, COMMUNICATIONS AND NOTIFICATIONS.

For tax purposes, this contract is estimated at the amount of seven hundred three thousand two hundred ninety-seven dollars and thirty-four cents (US$703,297.34).

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For the purposes of article 4 of the Law of Notifications, Citations and other Judicial Communications, and 174 bis of the Code of Civil Procedure, any notification will be deemed received if sent by certified mail or delivered in person at the following addresses:

OWNER:               At its offices in Barreal de Heredia, Zona Franca Metropolitana, Administrative building.

TENANT:             In its offices in Zona Franca Metropolitana, building 1B.

In the event that either one of the Parties changes its contractual address, it must notify the other in writing and the change will be deemed made the day following the notification of the change of address.

In witness whereof, we sign in the city of Heredia, in three counterparts with the same content and value, one for each party, on November 2, 2012.

/s/ Guillermo Masis Diaviasi		/s/ Carlos Camacho Gonzalez
FOR THE OWNER		FOR THE TENANT
GUILLERMO MASIS DIAVIASI		CARLOS CAMACHO GONZÁLEZ
UL
I, LEONORA GRANADOS SANCHO, NOTARY PUBLIC OF [illegible], IN ACCORDANCE WITH THE NOTARIAL CODE, CERTIFY: That the above signature is authentic, because it was affixed in my presence. Furthermore, I state that my signature was affixed in this act by my hand and that the safety devices are those [illegible]. THIS IS TRUE. Legal stamps are added and cancelled.

/s/ Leonora Granados Sancho